Schedule B

                The Potomac Edison Company
                   Statement of Income
          For Period Ended June 30, 1997  ($000)


    Description                                  12 Months
    Electric Operating Revenues:
      Residential                                 305,653
      Commercial                                  145,636
      Industrial                                  197,554
      Wholesale and other, excluding affiliates    30,586
      Bulk power transactions, net                 22,028
      Affiliated companies                          5,479
        Total Operating Revenues                  706,936

    Operating Expenses:
      Power Cost:
        Fuel                                      135,421
        Purchased power & exchanges               139,584
        Deferred power costs, net                  (2,634)
        Other                                      56,841
      Transmission & distribution                  36,929
      Customers accounting & services              18,912
      Administrative & general                     50,295
        Total Operation & Maintenance             435,348
      Depreciation                                 72,594
      Taxes other than income                      47,727
      Federal & state income taxes                 35,120
        Total Operating Expenses                  590,789
        Operating Income                          116,147

    Other Income and Deductions:
      AOFDC                                         1,622
      Other income, net                            11,865
        Total Other Income & Deductions            13,487
        Income Bef Interest Charges               129,634

    Interest Charges:
      Interest on first mortgage bonds             37,872
      Interest on other long-term obligations       9,772
      Other Interest                                2,242
      ABFDC                                        (1,292)
        Total Interest Charges                     48,594

    Net Income                                     81,040


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                                                                  Schedule C
                                 The Potomac Edison Company
                                   Balance Sheet ($000's)

                                                                     June 30,
                                                                       1997
    ASSETS:
      Property, Plant, and Equipment:
         At original cost, including $49,771,000
           and $60,082,000 under construction                     $ 2,150,580
         Accumulated depreciation                                    (828,079)
                                                                    1,322,501
      Investments:
         Allegheny Generating Company - common stock at equity         55,384
         Other                                                            588
                                                                       55,972
      Current Assets:
         Cash                                                             137
         Accounts receivable:
            Electric service, net of $1,114,000 and $1,580,000
               uncollectible allowance                                 84,989
            Affiliated and other                                        7,081
            Notes receivable from affiliates                           34,650
         Materials and supplies - at average cost:
            Operating and construction                                 23,719
            Fuel                                                       20,336
         Prepaid taxes                                                 14,465
         Other                                                          7,224
                                                                      192,601
      Deferred Charges:
         Regulatory assets                                             88,606
         Unamortized loss on reacquired debt                           17,552
         Other                                                         10,031
                                                                      116,189

                Total Assets                                      $ 1,687,263

    CAPITALIZATION AND LIABILITIES:
      Capitalization:
         Common stock                                             $   447,700
         Other paid-in capital                                          2,690
         Retained earnings                                            263,119
                                                                      713,509
         Preferred stock                                               16,378
         Long-term debt and QUIDS                                     627,821
                                                                    1,357,708
      Current Liabilities:
         Short-term debt                                                -
         Long-term debt due within one year                               800
         Accounts payable                                              22,008
         Accounts payable to affiliates                                15,914
         Taxes accrued:
            Federal and state income                                    -
            Other                                                      16,641
         Interest accrued                                               9,433
         Customer deposits                                              5,058
         Restructuring liability                                        7,959
         Other                                                          8,630

      Deferred Credits and Other Liabilities:
         Unamortized investment credit                                 22,546
         Deferred income taxes                                        180,886
         Regulatory liabilities                                        13,190
         Other                                                         26,490
                                                                      243,112

                Total Capitalization and Liabilities              $ 1,687,263